Exhibit 3

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of March 28, 2008 (the “Amendment Date”), is made

BY AND BETWEEN:

Pala Investments Holdings Limited, of 12 Castle Street, St Helier, Jersey, JE2 3RT (the “Lender”);

AND:

Reclamation Consulting and Applications, Inc., a company organized under the laws of the State of Colorado, of 940 Calle Amanecer, Suite E, San Clemente, CA  92673 (the “Borrower”).

WHEREAS, the Lender and the Borrower are parties to a Secured Convertible Debenture, dated as of December 12, 2007 (the “Debenture”), pursuant to which the Lender loaned the Borrower Three Million Dollars ($3,000,000) and, under the terms and subject to the conditions set forth therein, provided for the potential further loan of Two Million Dollars ($2,000,000);

WHEREAS, in connection with the Debenture, the Lender and the Borrower entered into a Voting and Right of First Refusal Agreement, dated as of December 12, 2007 (the “Voting Agreement”), a Registration Rights Agreement, dated as of December 12, 2007 (the “Registration Rights Agreement”), and a Patent and Trademark Security Agreement, dated as of December 12, 2007 (the “Security Agreement”; the Debenture, the Voting Agreement, the Registration Rights Agreement and the Security Agreement are referred to collectively as the “Debenture Agreements”); and

WHEREAS, the Lender is willing to lend to the Borrower an additional Two and One-half Million Dollars ($2,500,000) (the “Third Tranche”) which shall be extended to the Borrower on the Amendment Date following the mutual execution of this Amendment and pursuant to the terms of the Debenture Agreements, in each case as amended by this Amendment.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.             DEFINITIONS

Unless a definition is provided for a capitalized term in this Amendment, each such term shall have the meaning provided to it in the Debenture.

2.             INTERPRETATION

The provisions of Section 2 of the Debenture shall apply to this Amendment as if set forth herein, in each case with references to “this Agreement” being replaced with “this Amendment.”

3.             THE AMENDMENTS

3.1          Amendments to the Debenture

The follow amendments are hereby made to the Debenture:

3.1.1        For the avoidance of doubt, the term “Principal” in the Debenture shall include the principal amount of the Third Tranche, the indebtedness comprising the Third Tranche shall be included in the term “Loan” in the Debenture, the Amendment Note (as defined below) shall constitute a “Note” under the Debenture and the Amendment Warrant (as defined below) shall constitute a “Warrant” under the Debenture.

3.1.2        The term “Conversion Price” is amended in its entirety to provide as follows:

““Conversion Price” means, with respect to the Principal amount of the First Tranche, Fourteen Cents ($0.14) per share, and, with respect to the Principal amount of each of the Second Tranche and Third Tranche, Seven Cents ($0.07) per share, provided that if Borrower, at any time while the Principal is outstanding, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the applicable Conversion Price shall be adjusted by multiplying (a) such Conversion Price in effect immediately prior to such event, by (b) a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event;”

3.1.3        Each reference to “Conversion Price” shall refer to the Conversion Price applicable to the relevant Principal amount of the First Tranche, Second Tranche or Third Tranche, as the case may be.

3.1.4        Section 5.2.8 and Section 5.2.9 of the Debenture are deleted in their entirety.

3.1.5        Section 6.1.17 of the Debenture is amended in its entirety to provide as follows:

“Complete a share reorganization such that the capital structure of the Borrower is substantially as detailed in Schedule K (the “Share Reorganization”) by no later than May 25, 2008;”

3.1.6        Section 6.2.1 (iii) is amended by replacing the text “Additional advances on Borrower’s existing line of credit from Canvasback Company Limited (the “Existing Line of Credit”), provided that the aggregate amount of indebtedness outstanding under the Existing Line of Credit at any time shall not exceed $500,000” with the text “Additional advances on Borrower’s existing line of credit from Canvasback Company Limited (the “Existing Line of Credit”), provided that the aggregate amount of indebtedness outstanding under the Existing Line of Credit at any time shall not exceed $230,000”.

3.1.7        Sections 9.1.1 through 9.1.3 of the Debenture are deleted in their entirety and replaced with the following Sections 9.1.1 and 9.1.2:

“9.1.1

The Borrower has generated positive net cash provided from operating activities (as defined under U.S. Generally Accepted Accounting Principals) for the second quarter of its 2009 fiscal year (which quarter commences October 1, 2008 and ends December 31, 2008); and

9.1.2

The Borrower has signed orders or contracts for the sale of at least one million (1,000,000) gallons of Alderox during calendar year 2009.”

3.1.8        Section 10.8 is amended by replacing the text “which shall fall within sixty (60) days of the Effective Date” with the text “which shall be no later than May 25, 2008”.

3.2          Amendments to the Registration Rights Agreement

The follow amendments are hereby made to the Registration Rights Agreement:

3.2.1        For the avoidance of doubt, the term “Registrable Securities” in the Registration Rights Agreement shall include the shares of Common Stock issuable upon conversion of the Amendment Note and upon exercise of the Amendment Warrant.

3.3.         Amendments to the Security Agreement

The follow amendments are hereby made to the Security Agreement:

3.3.1        For the avoidance of doubt, the term “Indebtedness” in the Security Agreement shall include indebtedness comprising the Third Tranche.

3.4          Amendments to the Warrant

The follow additional section is added to the certificate representing the Warrants and shall be included in the certificate representing any Additional Warrants:

“SECTION 13.  CASHLESS EXERCISE.  Notwithstanding the foregoing, in lieu of paying the Exercise Price in connection with the exercise of this Warrant, the Holder shall have the right to exercise this Warrant or any portion of this Warrant into Warrant Shares by a cashless exercise by executing and delivering to the Company at its principal office a written Notice of Exercise in the form attached to this Warrant marked “CASHLESS EXERCISE”.  The number of Warrant Shares to be issued to Holder upon such conversion shall be computed using the following formula:

X =       ((P)(Y)(A-B))/A

where

X =      the number of Warrant Shares to be issued to the Holder for the portion of the Warrant being converted.

P =                   the portion of the Warrant being converted expressed as a decimal fraction.

Y =                  the total number of Warrant Shares issuable upon exercise of the Warrant in full.

A =                the market price of a share of Common Stock for the date of exercise (the market price determined, for any date, as the average of the closing prices of the Common Stock on the principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading for the five immediately preceding trading days on such exchange).

B =                  the then current Exercise Price (as adjusted to the date of such calculation).”

3.5          Limited Amendment

Any future reference to any Debenture Agreement (including any reference to any particular Debenture Agreement in any other Debenture Agreement) and any document or instrument delivered in connection therewith shall, from and after the date of this Amendment, be deemed to be a reference to such Debenture Agreement as modified by this Amendment.  Except as expressly modified by this Amendment, each of the Debenture Agreements shall continue to be and remain in full force and effect in accordance with their respective terms and the Borrower hereby reaffirms its obligations under each such agreement.

4.             REPRESENTATIONS AND WARRANTIES

4.1          Representations of the Borrower

The Borrower hereby represents and warrants to the Lender that, except as provided on Annex A hereto, each of the representations and warranties set forth in Section 5.1 of the Debenture are true and correct as of the Amendment Date, in each case with references to “this Agreement” referring to the Debenture as amended by this Amendment.

4.2          Representations of the Lender

The Lender hereby represents and warrants to the Borrower that each of the representations and warranties set forth in Section 5.2 of the Debenture (as amended by this Amendment) are true and correct as of the Amendment Date, in each case with references to “this Agreement” referring to the Debenture as amended by this Amendment.

5.             CONDITIONS PRECEDENT

The Lender’s obligation to advance the Third Tranche and the amendments contemplated hereby shall be subject to the following conditions precedent:

5.1          Documents

The Lender shall have received each of the following, each properly executed by the Borrower and in form and substance satisfactory to the Lender:

5.1.1        This Amendment;

5.1.2        A Note substantially in the form of Schedule O (the “Amendment Note”);

5.1.3        A Warrant certificate, substantially in the form of Schedule P (the “Amendment Warrant”), evidencing two and one-half million (2,500,000) warrants for the purchase of an aggregate of Two and One-half Million (2,500,000) shares of Borrower’s common stock, representing one (1) warrant for every One Dollar ($1.00) of Principal provided to Borrower pursuant to this Agreement.  The Amendment Warrants shall be exercisable until 5:00 PM Pacific Time three (3) years from the Amendment Date.  The Amendment Warrants shall have an exercise price of Twenty One Cents ($0.21) per share.

5.2          Secretary’s Certificate

The Lender shall have received a certificate of the Secretary of the Borrower, dated as of the Amendment Date, (a) attesting to the corporate action taken by the Borrower with respect to this Amendment, including resolutions of the Board of Directors authorizing (i) the execution of this Amendment, (ii) the issuance of the Amendment Note and Amendment Warrant, (iii) the execution of, delivery, and performance by the Borrower of all other agreements or matters contemplated hereby or executed in connection herewith, (b) certifying the names and true signatories of the officers of the Borrower authorized to sign this Agreement, the Amendment Note, the Amendment Warrant and other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers and (c) verifying that the Articles of Incorporation and the By-Laws of the Borrower attached thereto are true, correct and complete as of the Amendment Date.

5.3          Officer’s Certificate

The Lender shall have received a certificate of the President of the Borrower, dated as of the Amendment Date, which shall certify that the representations and warranties contained in Section  of this Amendment are true and correct as of the Amendment Date and that all conditions required to be performed prior to the Amendment Date have been so performed.

5.4          Good Standing Certificates

The Lender shall have received a certificate of the appropriate public official in the jurisdiction of incorporation of the Borrower and each Subsidiary certifying the due incorporation and good standing of the Borrower and such Subsidiary together with, in the case of the Borrower, a certified copy of the Articles of Incorporation of the Borrower.

5.5          No Proceedings of Litigation

No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Borrower or any Subsidiary, or any of the officers or directors of the Borrower or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by the Debenture, as amended by this Amendment Agreement, or seeking damages in connection with such transactions.

5.6          No Event of Default

No event has occurred and is continuing, or would result from the advance of the Third Tranche, as the case may be, which constitutes an Event of Default.

6.             GENERAL

6.1          Counterpart and Fax Execution

This Amendment may be executed in two or more counterparts and by fax transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

6.2          Additional Agreement

As soon as reasonably practicable following the execution of this Amendment, the Borrower agrees to enter into a consulting agreement with Melior AG, an indirect wholly-owned subsidiary of the Lender, having the terms substantially as set forth on Annex B hereto.  For the avoidance of doubt, a breach of the covenant contained in this section shall constitute an Event of Default under the Debenture.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

Lender

PALA INVESTMENTS HOLDINGS LIMITED

/s/ Susan Garrod

Borrower

RECLAMATION CONSULTING AND APPLICATIONS, INC.,
a Colorado corporation

/s/ Michael C. Davies
By:	Michael C. Davies
Its:	Chief Executive Officer

SCHEDULE O

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

PROMISSORY NOTE

$2,500,000	March 28, 2008

This Promissory Note is being issued pursuant to a Secured Convertible Debenture dated for reference as of December 12, 2007 between Pala Investments Holdings Limited and Reclamation Consulting and Applications, Inc., as amended to date (the “Convertible Debenture”).  Capitalized terms used in this Promissory Note are defined in the Convertible Debenture shall have the same meanings as defined therein, unless otherwise defined herein.

FOR VALUE RECEIVED, Reclamation Consulting and Applications, Inc. (the “Borrower”), of 940 Calle Amanecer, Suite E, San Clemente, CA 92673, PROMISES TO PAY on December 11, 2010 or on demand in accordance with the terms of the Convertible Debenture, to the order of Pala Investments Holdings Limited (the “Lender”), at 12 Castle Street, St. Helier, Jersey, JE2 3RT, Channel Islands, the sum of Two and One-half Million Dollars ($2,500,000), together with any accrued unpaid interest and costs and expenses outstanding as of such date (the “Indebtedness”).  Interest on the Indebtedness at the rate of Twelve Percent (12%) per annum (or the highest interest rate permissible by applicable law, whichever is lower) (the “Interest Rate”), compounded on the last day of each fiscal quarter of the Borrower, will accrue until the earlier of (i) the Maturity Date, (ii) the date the Loan is repaid in full, or (iii) the date that the Indebtedness is converted to Borrower’s common stock pursuant to the terms of the Convertible Debenture.  Notwithstanding the foregoing, following the occurrence of an Event of Default and pursuant to Subsection 7.2.3. of the Convertible Debenture, the Interest Rate shall be Sixteen Percent (16%) per annum (or the highest interest rate permissible by applicable law, whichever is lower), until the earlier of (i) the date such Event of Default is cured, (ii) the date the

Indebtedness is repaid in full, or (iii) the date that the Indebtedness is converted to Borrower’s common stock pursuant to the terms of the Convertible Debenture.

The obligations of the Borrower to pay the Indebtedness to the Lender will terminate if and to the extent that the Indebtedness is converted in accordance with Section 4 of the Convertible Debenture.

The Borrower waives presentment or other demand for payment, notice of dishonor, protest and non-payment.

The Borrower may prepay all or any portion of the Indebtedness at any time or from time to time without penalty, bonus or charges.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Promissory Note is not paid when due, whether or not legal proceedings are commenced.

Reclamation Consulting and Applications, Inc.,
a Colorado corporation

/s/ Michael C. Davies
By:	Michael C. Davies
Its:	Chief Executive Officer

SCHEDULE P

WARRANT CERTIFICATE

No.	2,500,000 Warrants

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

WARRANTS FOR THE

PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, PALA INVESTMENTS HOLDINGS LIMITED, (the “Holder”), is the owner of warrants (the “Warrants”) for the purchase of up to an aggregate of 2,500,000 shares of validly-issued, fully-paid and non-assessable Common Stock (as defined below) of RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”).  Such purchase may be made at any time, and from time to time, prior to the Expiration Date (as defined below) upon the presentation and surrender of this Warrant Certificate with a written notice in the form of Attachment 1, attached hereto, signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Exercise Price (as defined below) for each Warrant exercised in lawful money of the United States of America in cash or by official bank or certified check made payable to RECLAMATION CONSULTING AND APPLICATIONS, INC.  The Exercise Price is subject to modification or adjustment as set forth herein.  The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with the Secured Convertible Debenture, dated as of December 12, 2007, by and between the Corporation and the Holder, as amended to date.

SECTION 1.  DEFINITIONS.  As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)           “Common Stock” shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

(b)           “Corporate Office” shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 940 Calle Amanecer, Suite E, San Clemente, CA  92673.

(c)           “Exercise Date” shall mean, as to any Warrant, the date on which the Corporation shall have received both (i) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (ii) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Exercise Price for such Warrant(s).

(d)           “Exercise Period” shall mean the period commencing as of December 12, 2007 and expiring on the Expiration Date.

(e)           “Exercise Price” shall mean, as to any Warrant, the price at which a Warrant may be exercised for the purchase of Warrant Shares, which shall be $0.21, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

(f)            “Expiration Date” shall mean 5:00 P.M. (Pacific Time) on March 27, 2011.  If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

(g)           “Securities Act” shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

(h)           “Warrant Certificate” shall mean this certificate.

(i)            “Warrant Registry” means the official record maintained by the Corporation in which are recorded, with respect to the Warrant Certificate and any other certificate representing the Warrants issued by the Corporation, the date of issuance, the name and address of the Holder, the name and address of each subsequent transferee of the Holder, and the identifying number, of such certificate.

(j)            “Warrant Shares” shall have the meaning given to it in Section 2 of this Warrant Certificate.

SECTION 2.                            EXERCISE OF WARRANTS.

(a)           Each Warrant evidenced hereby may be exercised by the Holder upon the terms and subject to the conditions set forth herein prior the Expiration Date.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of Common Stock deliverable upon such exercise (“Warrant Shares”) shall be treated for all purposes as the holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date.  Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Exercise Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to the Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder).  Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

(b)           Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3.         RESERVATION OF SHARES; TAXES; ETC.

(a)           The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding.  The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder and/or any predecessor of the Holder).

(b)           The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise.  The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval.  However, in the event that this Warrant Certificate represents Warrants which have been transferred by the Holder, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the holder hereof in any state in which such exercise and issuance would be unlawful.

(c)           The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the  Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4.         LOSS OR MUTILATION.  Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate; provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of the Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to the Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error.  If the Holder requests a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, the Holder shall provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) the Holder.  Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5.         ADJUSTMENT OF EXERCISE PRICE.  Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation, at any time or from time to time after the date hereof while the Warrants are outstanding, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to be equal to $0.21 multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

SECTION 6.         RESTRICTIVE LEGEND.

(a)           Except as otherwise provided in this Section 6, each Warrant Certificate and each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the Holder of this Warrant Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.”

(b)           Each certificate evidencing the issuance of Warrant Shares and each Warrant Certificate may also bear such other restrictive legends as may be necessary to comply with applicable law in the Corporation’s reasonable discretion.  The legend requirements of Section 6(a) above shall terminate as to any particular Warrant or Warrant Share:  (i) if and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act.  Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation’s expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7.         RIGHTS OF ACTION.  All rights of action with respect to the Warrants are vested in the Holder of the Warrants, and the Holder of the Warrant, without consent of the holder of any other warrants of the Corporation, may, in the Holder’s own behalf and for his own benefit, enforce against the Corporation the Holder’s right to exercise the Holder’s Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8.         AGREEMENT OF WARRANT HOLDERS.  Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

(a)           the Warrant Registry shall be maintained by the Corporation’s Secretary, and shall be the official register of all Warrants issued to any person in connection with the Convertible Debenture.  The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes;

(b)           the Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

(c)           the Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Warrant Certificate.

SECTION 9.         MODIFICATION OF WARRANTS.  Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Warrant Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holder.

SECTION 10.       NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows:  if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, addressed as set forth below, or at such other address as may be designated by the Corporation from time to time in accordance with this Section 10:

If to the Corporation:	Reclamation Consulting and
Applications, Inc.
940 Calle Amanecer, Suite E
San Clemente, CA 92673
	Attn:	Mr. Gordon W. Davies
President

With a copy (which shall
not constitute notice) to:	August Law Group, P.C.
19200 Von Karman, Suite 900
Irvine, California 92614
	Attn:	Kenneth S. August, Esquire
President

SECTION 11.       GOVERNING LAW; VENUE.  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such State, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Warrant Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

SECTION 12.       ENTIRE UNDERSTANDING.  This Warrant Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them.  Neither of the Holder nor the Corporation shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

SECTION 13.       CASHLESS EXERCISE.  Notwithstanding the foregoing, in lieu of paying the Exercise Price in connection with the exercise of this Warrant, the Holder shall have the right to exercise this Warrant or any portion of this Warrant into Warrant Shares by a cashless exercise by executing and delivering to the Company at its principal office a written Notice of Exercise in the form attached to this Warrant marked “CASHLESS EXERCISE”.  The number of Warrant Shares to be issued to Holder upon such conversion shall be computed using the following formula:

X =    ((P)(Y)(A-B))/A

where

X =                 the number of Warrant Shares of Common Stock to be issued to the Holder for the portion of the Warrant being converted.

P =                   the portion of the Warrant being converted expressed as a decimal fraction.

Y =                  the total number of Warrant Shares issuable upon exercise of the Warrant in full.

A =                the market price of a share of Common Stock for the date of exercise (the market price determined, for any date, as the average of the closing prices of the Common Stock on the principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading for the five immediately preceding trading days on such exchange).

B =                  the then current Exercise Price (as adjusted to the date of such calculation).

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by an officer thereunto duly authorized, as of the date set forth below.

Date:       March 28, 2008

RECLAMATION CONSULTING AND APPLICATIONS, INC.,
a Colorado corporation

/s/ Michael C. Davies
By:	Michael C. Davies
Its:	Chief Executive Officer

ATTACHMENT 1

TO WARRANTS FOR THE

PURCHASE OF COMMON STOCK

NOTICE OF EXERCISE

TO:	Reclamation Consulting and Applications, Inc. (the “Corporation”)

1.

The undersigned hereby elects to purchase                          shares of Corporation common stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.

The undersigned hereby certifies that it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that the warrant is not being exercised for the account or benefit of or on behalf of a U.S. Person.

3.	Please issue a certificate or certificates representing said shares of Corporation common stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:
(Name of purchaser, and title and
signature of authorized person)

ANNEX A

SCHEDULE OF EXCEPTIONS

Shares Outstanding

	Current	Fully Diluted
	127,482,048	258,361,307

Shares Outstanding Post-Reorganization

	Current	Fully Diluted
	63,741,024	146,246,361

Existing Indebtedness (principal and interest)

		Current ($)	Post-Financing ($)
Convertibles Notes		1,400,091	1,400,091
Secured Convertible Debentures(1)		4,307,951	5,602,575
Unsecured Convertible Debentures		995,056	995,056
Line of Credit		165,622	165,622
Other Loans		269,834	269,834
Total		7,138,554	8,433,178

(1)  Includes the $2,500,000 Third Tranche

ANNEX B

CONSULTING AGREEMENT TERMS

1.  Term of two years from the date of signing the consulting agreement.

2.  For year one, Melior AG will receive $200,000, payable in shares at the Consulting Agreement Conversion Price (as defined in Section 5 to this Annex B).

3.  For year two, Melior AG will receive $350,000, payable either in shares or cash at the option of the Borrower.  If paid in shares, Melior AG will receive the number of shares to which it is entitled using the Consulting Agreement Conversion Price (as defined in Section 5 to this Annex B).

4.  Melior AG will provide the services of Allan Bulckaert (Chief Executive Officer, Melior AG) and Steven Chambers (Chief Financial Officer, Melior AG) to provide certain management and consultancy services to be described in detail in the final agreement.

5.  The “Consulting Agreement Conversion Price” shall be $0.07 per share, provided that if Borrower,  (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the applicable Consulting Agreement Conversion Price shall be adjusted by multiplying (a) such Consulting Agreement Conversion Price in effect immediately prior to such event, by (b) a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

6.  The consulting agreement will contain an indemnity from the Borrower in favor of Melior AG and its related parties in the standard form used by Melior AG in its agreements.